UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 15, 2016

MACKENZIE REALTY CAPITAL INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 School Street Moraga, California	94556
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                                           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 15, 2016, the board of directors of the Registrant (the "Board"), in consultation with management, concluded that: (i) the Registrant's previously issued financial statements for the period ended June 30, 2016 (the "2016 Financial Statements"), as reported in the Registrant's Annual Report on Form 10-K filed on September 22, 2016 (the "2016 Form 10-K"), should no longer be relied upon due to errors identified therein; and (ii) the 2016 Financial Statements should be restated. The errors, which were identified in the course of preparing the Registrant's amendment to the Form N-2, relate to the following: the Registrant needs to correct its accounting for the "portfolio structuring fee" to present it as an operating expense instead of as a reduction to equity.  The Registrant will file an amendment to its 2016 Form 10-K, which will contain its restated 2016 Financial Statements and related financial data and disclosures.  It is important to note that the net asset value per Share as disclosed previously has not been negatively impacted.

The Board, the audit committee of the Board and management have discussed the matters disclosed in this Item 4.02(a) of this Current Report on Form 8-K with the Company's independent registered accounting firm.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended June 30, 2016, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: November 15, 2016	By:	/s/ Robert Dixon
Robert Dixon
President